EXHIBIT 99.1

For more information, please contact:
Bill Davis, Perficient, 314-529-3555
bill.davis@perficient.com

PERFICIENT ACQUIRES CLARITY CONSULTING

ST. LOUIS (June 23, 2017) – Perficient, Inc. (NASDAQ: PRFT) ("Perficient"), the leading digital transformation consulting firm serving Global 2000® and other large enterprise customers throughout North America, today announced it has acquired Clarity Consulting, a Chicago-based $27 million annual revenue consultancy with deep expertise in custom development, cloud implementations, and digital experience design on Microsoft platforms and devices.

The acquisition is expected to be accretive to adjusted earnings per share immediately.

"We are excited to further strengthen Perficient with the strategic acquisition of Clarity," said Jeffrey Davis, Perficient's chairman and chief executive officer. "Microsoft's cloud momentum is accelerating and Clarity's outstanding capabilities, impressive client roster, and strong reputation expand and enhance our formidable market presence and broaden and deepen our long-standing partnership with Microsoft."

The acquisition of Clarity:
·	Builds Perficient's Microsoft offerings and qualifications with additional software development and digital design capabilities as well as intellectual property assets;
·	Increases Perficient's presence in the North Central region and in the enterprise-rich Chicago market;
·	Adds approximately 160 consulting, technology, sales, and general and administrative professionals; and
·	Brings strategic client relationships with Fortune 1000 customers across several industries.

Clarity founders Jeff Smith and Jon Rauschenberger and partner Jerry Brunning all join Perficient in key leadership roles.

"Perficient is well known for its expertise across many technology platforms and is widely regarded as one of the largest and most capable Microsoft systems integrator partners in the country," Smith said. "Joining the Perficient team accelerates our collective opportunities for continued growth and success."

About Perficient
Perficient is the leading digital transformation consulting firm serving Global 2000® and enterprise customers throughout North America. With unparalleled information technology, management consulting, and creative capabilities, Perficient and its Perficient Digital agency deliver vision, execution, and value with outstanding digital experience, business optimization, and industry solutions. Our work enables clients to improve productivity and competitiveness; grow and strengthen relationships with customers, suppliers, and partners; and reduce costs. Perficient's professionals serve clients from a network of offices across North America and offshore locations in India and China. Traded on the Nasdaq Global Select Market, Perficient is a member of the Russell 2000 index and the S&P SmallCap 600 index. Perficient is an award-winning Premier Level IBM business partner, a Microsoft National Service Provider and Gold Certified Partner, an Oracle Platinum Partner, an Adobe Premier Partner, and a Platinum Salesforce Consulting Partner. For more information, visit www.perficient.com.
Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2017. Those statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on management's current intent, belief, expectations, estimates, and projections regarding our company and our industry. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements include (but are not limited to) those disclosed under the heading "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2016.